Exhibit 1.1

FISERV, INC.

5,000,000 Shares of common stock

UNDERWRITING AGREEMENT

August 18, 2020

KKR Capital Markets LLC

As Representative of the several Underwriters named in Schedule A hereto.

c/o KKR Capital Markets LLC

9 W 57th St., Suite 4200

New York, New York 10019

Ladies and Gentlemen:

1. Introductory. New Omaha Holdings L.P., a Delaware limited partnership (the “Selling Shareholder”) and a shareholder of Fiserv, Inc., a Wisconsin corporation (the “Company”), proposes to sell to the several underwriters listed in Schedule A hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 5,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Offered Securities”).

2. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-227436), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which registration statement became effective upon filing with the Commission. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement as of such time that, in any case, has not been superseded or modified. “Registration Statement” without reference to a particular time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus or prospectus supplement then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus or prospectus supplement then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 4:45 P.M. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 4 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission under the Act.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement at such time. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became or was deemed to have become effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the Effective Time and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not, as of the Effective Time, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (i) statements in or omissions from any such document based upon written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 10(c) hereof or (ii) the Selling Shareholder Information (as hereinafter defined).

(c) Automatic Shelf Registration Statement.

(i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, and (D) at the Applicable Time, the Company was a “well known seasoned issuer,” as defined in Rule 405, including not being an “ineligible issuer,” as defined in Rule 405 at such time.

(ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representative. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representative, and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will use its reasonable best efforts to take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(iii) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (A) promptly notify the Representative, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representative, (C) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (D) promptly notify the Representative of such effectiveness. The Company will use its reasonable best efforts to take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Selling Shareholder or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(e) General Disclosure Package. At the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated August 18, 2020, the base prospectus, dated September 20, 2018 (which, collectively, is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (i) statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus based upon written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof or (ii) the Selling Shareholder Information.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing

Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company will promptly notify the Representative and (ii) the Company will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The first sentence of this paragraph (f) does not apply to (i) statements in or omissions from any Issuer Free Writing Prospectus based upon written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof or (ii) the Selling Shareholder Information.

(g) Due Organization of the Company. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Wisconsin, with all requisite power and authority under such laws to own, lease and operate its properties, to conduct its business as now being conducted as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified or registered as a foreign corporation and is in good standing, where applicable, in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of properties or the conduct of business, except where the failure to so qualify or register, or be in good standing, would not reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(h) Company Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Act) (each, a “Significant Subsidiary”) has been duly organized and is validly existing as a corporation, limited partnership, limited liability company or other entity, as the case may be, in good standing (or the equivalent thereof), where applicable, under the laws of its jurisdiction of organization, with all requisite power and authority to own, lease and operate its properties and to conduct its business as now being conducted as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and each Significant Subsidiary is duly qualified or registered as a foreign corporation, limited partnership or limited liability company or other entity, as the case may be, to transact business and is in good standing, where applicable, in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of properties or the conduct of business, except where the failure to so qualify or register, or be in good standing, would not reasonably be expected to have a Material Adverse Effect.

(i) Offered Securities and Capital Stock Duly Authorized and Validly Issued. The Offered Securities and all other outstanding shares in the capital of the Company have been duly authorized; the authorized share capital of the Company is as set forth in the General Disclosure Package and the Final Prospectus; all issued and outstanding shares of the Company are validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Offered Securities; and none of the issued and outstanding shares of the Company have been issued in violation of any preemptive or similar rights of any security holder. All of the issued and outstanding capital stock or other equity interests of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien or encumbrance (collectively, “Liens”); and none of the issued and outstanding capital stock or other equity interests of the Company or any of the Significant Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, under the charter, bylaws or other organizational documents of the Company or any of the Significant Subsidiaries or under any agreement to which the Company or any of the Significant Subsidiaries is a party.

(j) No Finder’s Fee. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(k) Registration Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”).

(l) Listing. The Offered Securities have been listed on the NASDAQ Stock Market.

(m) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any government, governmental authority, agency or instrumentality or court (collectively “Governmental Entities”) is necessary or required for the execution, delivery or performance by the Company of its obligations under this Agreement or the Offered Securities, or the consummation by the Company of the transactions contemplated by this Agreement, except as may be required under the securities laws of the various states in which the Offered Securities will be offered and sold or as may be required by the federal and state securities laws, other than those that have been made or obtained or otherwise described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(n) Title to Property. Each of the Company and its subsidiaries has good and marketable title to all of their respective real properties and good title to their respective personal properties, in each case free and clear of Liens except (A) as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or (B) as would not reasonably be expected to have a Material Adverse Effect and does not interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries, taken as a whole; and all of the leases and subleases material to the business of the Company and its subsidiaries, taken as a whole, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Final Prospectus, are in full force and effect, except for such failures to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) Absence of Defaults and Conflicts. None of the Company or any of the Significant Subsidiaries is in violation of its charter, bylaws, or other organizational documents, as the case may be; none of the Company or any of the Significant Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them is bound or to which any of their respective properties or assets is subject (collectively, “Agreements and Instruments”), except for such defaults under Agreements and Instruments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the execution, delivery and performance of this Agreement by the Company, the sale and delivery of the Offered Securities, the consummation by the Company of the transactions contemplated by this Agreement, and compliance by the Company with the terms of this Agreement, do not and will not, whether with or without the giving of notice or passage of time or both, violate, conflict with or constitute a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any Lien upon any properties or assets of the Company or Significant Subsidiaries pursuant to, any Agreements and Instruments, except for such violations, conflicts, breaches, defaults, Debt Repayment Triggering Events or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor will the same result in any violation of the provisions of the charter, bylaws or other organizational documents of the Company or any Significant Subsidiary or any violation by the Company or its subsidiaries of any applicable laws, statutes, rules, regulations, judgments, orders, writs or decrees of any Governmental

Entity, except for violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; it being understood that, as used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(p) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(q) Possession of Licenses and Permits; Compliance with Government Regulations. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now conducted by them, except where the failure to possess any such Governmental License would not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all Governmental Licenses are valid and in full force and effect, except where the invalidity of Governmental Licenses or the failure of Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with all governmental regulations applicable to their respective operations, except where any failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names, universal resource locators, or other intellectual property (collectively, “Intellectual Property”) presently employed by it in connection with the business now operated by it or reasonably necessary in order to conduct such business, except where the failure to own, possess or acquire any such Intellectual Property would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of, or is engaged in any proceedings relating to, any infringement by any of them of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property owned, possessed or used by the Company or any of its subsidiaries invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(t) Accurate Disclosure. The statements included in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus under the heading “Description of Capital Stock,” insofar as such statements summarize legal matters or agreements discussed therein, are accurate and fair summaries of such legal matters and agreements.

(u) Absence of Manipulation. Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Offered Securities.

(v) Statistical and Market-Related Data. Any third party statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(w) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance in all material respects with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting

Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board within the next 90 days, a significant deficiency, material weakness or fraud involving management or other employees who have a significant role in Internal Controls, any material violation of, or material failure to comply with, the Securities Laws, or any matter which, if determined adversely, would reasonably be expected to have a Material Adverse Effect.

(x) Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which (A) is required to be disclosed under the Act, (B) would reasonably be expected to be determined adversely to the Company or such subsidiary and, if so adversely determined, would reasonably be expected to have a Material Adverse Effect or (C) could materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder or thereunder.

(y) Financial Statements.

(i) The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, such financial statements have been prepared in conformity with U.S. Generally Accepted Accounting Principles applied on a consistent basis, and the financial statement schedules included in the Registration Statement present fairly, in all material respects, the information contained therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements are required to be included or incorporated by reference in the

Registration Statement, the General Disclosure Package and the Final Prospectus under the Act and the Rules and Regulations. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus has been prepared in all material respects in accordance with, the Commission’s rules and guidelines applicable thereto.

(ii) To the knowledge of the Company, the financial statements of First Data and its consolidated subsidiaries and the related notes and schedules thereto incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly present, in all material respects, the information contained therein.

(z) Pro Forma Financial Information. The pro forma consolidated financial statements and the related notes thereto incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly, in all material respects, the information contained therein, have been prepared in accordance with Article 11 of Regulation S-X with respect to pro forma financial statements and have been properly presented on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(aa) No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no change, nor any development or event involving a prospective change, in the financial condition, results of operations, business or properties of the Company and its subsidiaries, taken as a whole, that is material and adverse.

(bb) Investment Company Act. The Company is not required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(cc) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act has indicated to the Company that it is considering imposing any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company.

(dd) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has taken any action (in each case, while acting on behalf of the

Company or any of its subsidiaries), directly or indirectly, that would result in a violation by such persons of either (A) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (B) the U.K. Bribery Act 2010 (the “Bribery Act”); and the Company, its subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted, maintain and enforce policies and procedures designed to ensure continued compliance with all applicable anti-bribery and anti-corruption laws.

(ee) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business and the rules and regulations thereunder (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff) OFAC. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by the Company or its subsidiaries of Sanctions.

(gg) Cybersecurity. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) to the Company’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

3. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to, and agrees with, the Company and each Underwriter as set forth below in this Section 3.

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(b) The Selling Shareholder has full right, power and authority to enter into this Agreement, and to sell, assign, transfer and deliver the Offered Securities to be sold by the Selling Shareholder hereunder; and, upon payment for the Offered Securities to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Offered Securities, as directed by the Representative, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Offered Securities in the name of Cede or such other nominee and the crediting of such Offered Securities on the books of DTC to the securities account of the Underwriters (assuming that neither DTC nor the Underwriters has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Offered Securities), (A) DTC shall be a “protected purchaser” of such Offered Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Offered Securities and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Offered Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Offered Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entry to the account of the Underwriters on the records of DTC will have been made pursuant to the UCC.

(c) The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement will not contravene or conflict with, result in a breach of, or constitute a default (or, with the giving of notice or lapse of time, would be in default) under, or require the consent of any other party to (i) any agreement or instrument to which the Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit including any pledge of Offered Securities or (ii) any provision of applicable law or any judgment, order, decree or regulation applicable to the Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Shareholder, except, in the case of the foregoing clauses (i) and (ii) as would not, individually or in the aggregate, reasonably be expected to materially impact the Selling Shareholder’s ability to perform its obligations under this Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by the Selling Shareholder of the transactions contemplated in this Agreement, except such as may be required under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority, Inc. (“FINRA”) and such other approvals as have been or will be made or obtained on or prior to the Closing Date.

(d) All information furnished to the Company or the Underwriters by or on behalf of the Selling Shareholder in writing expressly for use in the Registration Statement, the General Disclosure Package or the Final Prospectus is, and on the Closing Date will be, true, correct and complete in all material respects, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading, it being understood and agreed that the only such information consists of the information with respect to the Selling Shareholder under the caption “Selling Shareholder” in the Registration Statement, the General Disclosure Package and the Final Prospectus (such information, the “Selling Shareholder Information”).

(e) Prior to the completion of the Underwriters’ distribution of the Offered Securities, the Selling Shareholder has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the Registration Statement, the General Disclosure Package and the Final Prospectus.

(f) The Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(g) The Selling Shareholder is a United States person (as the term is defined in 7701(a)(30) of the Internal Revenue Code of 1986, as amended) for U.S. federal income tax purposes.

Any certificate signed by or on behalf of the Selling Shareholder and delivered to the Representative or to counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Selling Shareholder to the Underwriters as to the matters covered thereby with respect to the Selling Shareholder.

The Selling Shareholder has a reasonable basis for making each of the representations set forth in this Section 3. The Selling Shareholder acknowledges that the Company, Underwriters and, for purposes of the opinions to be delivered pursuant to Section 9(d), Section 9(e), Section 9(f) and Section 9(g) hereof, counsel to the Company, the Company’s general counsel or any assistant general counsel, the Selling Shareholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

4. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Selling Shareholder agrees to sell to each of the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Shareholder, at a purchase price of $98.00 per share, the number of the Offered Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Selling Shareholder will deliver the Offered Securities to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price by the Underwriters in federal (same day) funds by wire transfer to an account at a bank acceptable to the Underwriters as specified by the Selling Shareholder to the Underwriters at least 24 hours prior to the Closing Date (as defined below), at 9:30 A.M., New York time, on August 21, 2020, or at such other time not later than seven full business days thereafter as the Representative, the Company and the Selling Shareholder determine, such time being herein referred to as the “Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Offered Securities so to be delivered or evidence of their issuance will be made available for checking at least 24 hours prior to the Closing Date.

Without limiting the applicability of this Section 4 hereof or any other provision of this Agreement, with respect to any Underwriter who is affiliated with any person or entity engaged to act as an investment adviser on behalf of a client who has a direct or indirect interest in the Offered Securities being sold by the Selling Shareholder, the Offered Securities being sold to such Underwriter shall not include any securities attributable to such client (with any such shares instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client.

5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

6. Certain Agreements of the Company. As of the date hereof, the Company agrees with the several Underwriters that:

(a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b) not later than the time period prescribed by such Rule.

(b) Filing of Amendments; Response to Commission Requests. For so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, the Company will promptly advise the Representative of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representative a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representative promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Registration Statement, as then amended, would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the General Disclosure Package or the Final Prospectus, as the case may be, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or amend or supplement the General Disclosure Package or the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative consents to, nor the Underwriters delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 9 hereof.

(d) Rule 158. As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e) Furnishing of Prospectuses. The Company will furnish to the Representative copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably request and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will pay the expenses of printing and distributing to the Underwriters all such documents. Each Statutory Prospectus and the Final Prospectus and any amendment or supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR (as defined below), except to the extent permitted by Regulation S-T.

(f) Blue Sky Qualifications. The Company will use reasonable best efforts to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the securities or blue sky laws of such U.S. jurisdictions as the Representative designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities by the Underwriters; provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation in any such jurisdiction.

(g) Reporting Requirements. For so long as the Offered Securities remain outstanding, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. The Company will pay all expenses incidental to the performance of the obligations of the Company under this Agreement (other than underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the Offered Securities), including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Company in connection therewith) incurred in connection with qualification of the Offered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representative designate and the preparation and printing (if any) of “Blue Sky” memoranda relating thereto (including the related fees and expenses of counsel for the Underwriters), costs and expenses related to the review by FINRA (if any) of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company, including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the NASDAQ Stock Exchange, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. It is understood, however, that, except as provided in this Section 6(h), Section 7(c) or Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of counsel to the Underwriters and any advertising expenses incurred in connection with the offering of the Offered Securities.

(i) Absence of Manipulation. Neither the Company nor any of its subsidiaries will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(j) Restriction on Sale of Securities. The Company will not, without the prior written consent of the Representative, (i) offer, sell or contract to sell,

pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any controlled affiliate of the Company (which for the avoidance of doubt, does not include the Company’s officers, employees or directors)), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of common stock of the Company or any securities convertible into, or exercisable, or exchangeable for, shares of common stock of the Company (“Related Securities”); or (ii) publicly announce an intention to effect any such transaction, in either case, for a period of 30 days after the date of the Underwriting Agreement. The foregoing sentence shall not apply to (A) any shares of common stock issued by the Company under its employee stock purchase plan (including subplans) or upon the vesting or exercise of awards issued under its equity incentive plans, including upon the exercise of options to purchase shares of common stock or upon the vesting of restricted stock units, performance share units, restricted stock awards or deferred compensation notional units, in each case outstanding as of the date of this Agreement, (B) the grant of awards, shares or interests pursuant to employee benefit plans or similar arrangements in place as of the date of this Agreement described in the General Disclosure Package and the Final Prospectus, (C) the issuance or grant of shares of common stock pursuant to stock-based awards registered or to be registered pursuant to any registration statement on Form S-8 pursuant to employee benefit plans or arrangements, (D) the issuance of shares of common stock (or securities convertible into common stock) in connection with the acquisition by the Company or any of its controlled affiliates of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, or (E) the issuance of shares of common stock (or securities convertible into common stock), of restricted stock awards (or similar equity awards) or of options to purchase shares of common stock, in each case, in connection with joint ventures, commercial relationships or other strategic transactions; provided that, in the case of immediately preceding clauses (D) and (E) only, (i) the aggregate number of restricted stock awards and shares of common stock issued in connection with, or issuable pursuant to the exercise of any options issued in connection with, all such acquisitions and other transactions described in clause (E) does not exceed 5% of the aggregate number of shares of common stock outstanding immediately following the consummation of the offering of the Offered Securities and (ii) any recipient of shares of common stock representing more than 1% of the aggregate number of shares of common stock outstanding immediately following the consummation of the offering of the Offered Securities in connection with such acquisitions or other transactions described in clause (E) agrees in writing to be bound by the same terms described in the agreement attached hereto as Exhibit C.

(k) The Underwriters may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

7. Certain Agreements of the Selling Shareholder. The Selling Shareholder covenants and agrees with each Underwriter that:

(a) Notice of Material Changes. The Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, during the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), of any change in the Selling Shareholder’s Information in the Registration Statement, any preliminary prospectus, any free writing prospectus, the Final Prospectus or any amendment or supplement thereto relating to the Selling Shareholder.

(b) Tax Form. The Selling Shareholder will deliver to the Underwriters prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9, together with all required attachments, if any.

(c) Payment of Expenses. The Selling Shareholder will pay all fees and expenses of counsel to the Selling Shareholder and the underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the Offered Securities to the Underwriters. It is understood, however, that, except as provided in Section 6(h), this Section 7(c) or Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of counsel to the Underwriters and any advertising expenses incurred in connection with the offering of the Offered Securities.

(d) The Underwriters, may, in their sole discretion, waive in writing the performance by the Selling Shareholder of any one or more of the foregoing covenants or extend the time for their performance.

8. Free Writing Prospectuses.

(a) Issuer Free Writing Prospectuses. The Company and the Selling Shareholder each represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

9. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholder herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter.

(i) The Representative shall have received, at the request of the Company, letters, in a form reasonably acceptable to the Representative, dated the date hereof and the Closing Date, of Deloitte & Touche LLP, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(ii) The Representative shall have received, at the request of the Company and First Data, letters, in a form reasonably acceptable to the Representative, dated the date hereof and the Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the First Data and its consolidated subsidiaries incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 6(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, results of operations, business or properties of the Company and its subsidiaries, taken as a whole, which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market, or to enforce contracts for the sale of, the Offered Securities; (ii) [reserved]; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market, or to enforce contracts for the sale of, the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market, or to enforce contracts for the sale of, the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel for Company. The Representative shall have received an opinion and negative assurance letter, each dated such Closing Date, of Sullivan & Cromwell LLP, counsel for the Company, substantially to the effect set forth in Exhibit A-1 and Exhibit A-2 hereto, respectively. The Company intends and agrees that Sullivan & Cromwell LLP is authorized to rely upon all of the representations made by the Company and the Selling Shareholder in this Agreement in connection with rendering its opinions pursuant to this paragraph (d).

(e) Opinion of Company’s General Counsel. The Representative shall have received an opinion, dated such Closing Date, of the Company’s general counsel or any assistant general counsel, substantially to the effect set forth in Exhibit B hereto.

(f) Opinion of Counsel for the Selling Shareholder. The Representative shall have received an opinion, dated such Closing Date, of Simpson Thacher & Bartlett LLP, U.S. counsel for the Selling Shareholder, in form and substance acceptable to the Underwriters.

(g) Opinion of Counsel for Underwriters. The Representative shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Davis Polk & Wardwell LLP may rely as to all matters governed by Wisconsin law upon the opinion of the general counsel or assistant general counsel to the Company.

(h) Officers’ Certificate. The Representative shall have received a certificate, dated such Closing Date, (i) of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are threatened by the Commission; and, subsequent to the respective dates of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, results of operations, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, and (ii) of an authorized person on behalf of the general partner of the Selling Shareholder, to the effect that (A) the representations and warranties of the Selling Shareholder in this Agreement are true and correct in all material respects (except to the extent already qualified by materiality, in which case such representations and warranties shall be subject to accuracy in all respects) with the same force and effect as though expressly made at and as of the Closing Date and (B) the Selling Shareholder has complied in all material respects with all agreements and satisfied all conditions on its part to be performed under this Agreement at or prior to the Closing Date.

(i) Lock-Up Agreement. On or prior to the date hereof, the Underwriters shall have received a signed lockup letter in the form of Exhibit C hereto from the Selling Shareholder.

The Company and the Selling Shareholder will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably request. The Representative may waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of a Closing Date or otherwise.

10. Indemnification and Contribution.

(a) Indemnification of Underwriters by the Company. The Company will indemnify and hold harmless each Underwriter, its affiliates and each of their respective partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus, each as amended or supplemented, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein (in the case of any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents based upon (i) written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (c) below or (ii) the Selling Shareholder Information.

(b) Indemnification of the Underwriters by the Selling Shareholder. The Selling Shareholder hereunder agrees to indemnify and hold harmless each Underwriter, the directors, officers, selling agents and affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to Selling Shareholder’s Information relating to the Selling Shareholder furnished to the Company and/or the Underwriters in writing by or on behalf of the Selling Shareholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that the Selling Shareholder may otherwise have. The aggregate liability of the Selling Shareholder under this paragraph (b) and the contribution provisions under paragraph 10(e) shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, received by the Selling Shareholder from the Offered Securities sold by the Selling Shareholder hereunder.

(c) Indemnification of Company and Selling Shareholder by the Underwriters. Each Underwriter will, severally and not jointly, indemnify and hold harmless (i) the Company, (ii) each of the Company’s directors, officers or employees, (iii) each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, (iv) the Selling Shareholder and (v) each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Shareholder to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company and the Selling Shareholder acknowledge that the statements in the General Disclosure Package and the Final Prospectus set forth in (i) the fifth paragraph, the table showing the public offering price for the Offered Securities and the legal and marketing names of the Underwriters on the front and back cover pages of the Final Prospectus, as applicable, (ii) the information contained in the third, fourth, and fifth paragraphs under the caption “Underwriting (Conflicts of Interest)” and (iii) the first and second paragraphs under the caption “Underwriting (Conflicts of Interest)—Price Stabilization, Short Positions,” constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under paragraphs (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraphs (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution. In the event that the indemnity provided in paragraphs (a), (b), (c) or (d) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to paragraphs (a), (b), (c) or (d) above, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)), the Company and/or the Selling Shareholder, as applicable, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and/or the Selling Shareholder, as applicable, and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and/or the Selling Shareholder, as applicable, on the one hand and by the Underwriters on the other from the offering of the Offered Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason or not permitted by applicable law, the Company and/or the Selling Shareholder, as applicable, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and/or the Selling Shareholder, as applicable, on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and/or the Selling Shareholder, as applicable, shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions received by them, in each case as set forth on the cover page of the Prospectus and under the caption “Underwriting.” Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and/or the Selling Shareholder, as applicable, on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission and any other equitable considerations appropriate in the circumstances. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if the amount of such contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (e), the Selling Shareholder’s obligations to contribute any amount under this paragraph (e) is limited in the manner and to the extent set forth in paragraph 10(b) and in no event shall the aggregate liability of the Selling Shareholder under paragraph 10(b) and this paragraph (e) exceed the limit set forth in paragraph 10(b). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective purchase obligations hereunder and not joint. For purposes of this Section 10, each person, if any, who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

11. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters, as the case may be, shall be obligated severally to take up and pay for (in the respective proportions that the amount of the Offered Securities set forth opposite their names in Schedule A hereto bears to the aggregate amount of the Offered Securities set forth opposite the names of all the remaining Underwriters, as applicable) the Offered Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of the Offered Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of the Offered Securities set forth in Schedule A hereto, the Company and the Selling Shareholder shall be entitled to a period of 36 hours within which to procure another party or parties reasonably satisfactory to the non-defaulting Underwriters, as the case may be, to purchase no less than the amount of such unpurchased Offered Securities that exceeds 10% of the amount thereof upon such terms herein set forth. If, however, the Company and the Selling Shareholder shall not have completed such arrangements within 72 hours after such default and the amount of unpurchased Offered Securities exceeds 10% of the amount of such Offered Securities to be purchased on such date, then this Agreement will terminate without liability to any non-defaulting Underwriter or the Company and the Selling Shareholder. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, to effect any changes that in the opinion of counsel for the Company and the Selling Shareholder or counsel for the Representative are necessary in the Registration Statement, Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and the Selling Shareholder or any nondefaulting Underwriter for damages occasioned by its default hereunder.

12. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, the Selling Shareholder and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Shareholder, the Company or any of its representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 11 hereof, the Company will reimburse the Underwriters for all documented out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Shareholder and the Underwriters pursuant to Section 10 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Sections 2 and 3 and all obligations under Sections 6 and 7 shall also remain in effect.

13. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or transmitted via facsimile and confirmed to the Representative at: KKR Capital Markets LLC at 9 West 57th St Suite 4200, New York, New York 10019; or, if sent to the Company, will be mailed, delivered or transmitted via facsimile and confirmed to it at Fiserv, Inc., 255 Fiserv Drive, Brookfield, Wisconsin 53045, Attention: Chief Legal Officer, Facsimile: (262) 879-5532; or, if sent to the Selling Shareholder, will be mailed, delivered or transmitted via facsimile and confirmed to it at: New Omaha Holdings L.P., c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York 10019; provided, however, that any notice to an Underwriter pursuant to Section 10 will be mailed, delivered or transmitted via facsimile and confirmed to such Underwriter.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 10, and no other person will have any right or obligation hereunder.

15. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

17. Absence of Fiduciary Relationship. The Company and Selling Shareholder acknowledge and agree that:

(a) No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Final Prospectus, irrespective of whether the Underwriters have advised or are advising the Company or the Selling Shareholder on other matters;

(b) Arm’s Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Selling Shareholder following discussions and arm’s-length negotiations with the Representative and the Selling Shareholder is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Selling Shareholder have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Shareholder and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Selling Shareholder by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Selling Shareholder waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Selling Shareholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Selling Shareholder or the Company, including shareholders, employees or creditors of the Company.

18. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Each of the parties hereto hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

19. Electronic Signature. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, or any document to be signed in connection with this Agreement, shall be deemed to include electronic signatures (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

20. Contractual Recognition of Bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any Underwriter and the Company, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of an Underwriter to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of such Underwriter or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability; and

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period.

(b) The variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For purposes of this Section 20,

“Bail-In Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers, as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

(c) As used in this Section 21:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following:

(A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company and the Selling Shareholder one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Selling Shareholder and the several Underwriters in accordance with its terms.

[Signature page follows]

Very truly yours,

FISERV, INC.

By:	/s/ Robert W. Hau
	Name:	Robert W. Hau
	Title:	Chief Financial Officer and Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

KKR CAPITAL MARKETS LLC

By:	/s/ Adam Smith
	Name:	Adam Smith
	Title:	Partner – Head of Global Capital Markets

35

NEW OMAHA HOLDINGS L.P.

By: NEW OMAHA HOLDINGS LLC, its general partner

By:	/s/ Scott C. Nuttall
	Name:	Scott C. Nuttall
	Title:	President

Schedule A

Underwriter	Number of Offered Securities to be Purchased
KKR Capital Markets LLC	2,650,000
BTIG, LLC	750,000
Academy Securities, Inc.	100,000
AmeriVet Securities, Inc.	100,000
Bancroft Capital LLC	100,000
Blaylock Van, LLC	100,000
Cabrera Capital Markets LLC	100,000
CastleOak Securities, L.P.	100,000
C.L. King & Associates, Inc.	100,000
Guzman & Company	100,000
Loop Capital Markets LLC	100,000
Mischler Financial Group, Inc.	100,000
Samuel A. Ramirez & Company, Inc.	100,000
R. Seelaus & Co., LLC	100,000
Roberts & Ryan Investments, Inc.	100,000
Siebert Williams Shank & Co., LLC	100,000
Tesley Advisory Group LLC	100,000
Tigress Financial Partners LLC	100,000
Total:	5,000,000

SCHEDULE A-1

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

None.

2.	Other Information Included in the General Disclosure Package

The following information, conveyed orally, is also included in the General Disclosure Package:

Price to Public: $100.00 per share

Number of Offered Securities Sold: 5,000,000

SCHEDULE B-1

Exhibit C

[Letterhead of major shareholder of Fiserv, Inc.]

Fiserv, Inc.

Public Offering of Common Stock

August 18, 2020

KKR Capital Markets LLC

As Representative of the several Underwriters,

c/o KKR Capital Markets LLC

9 W 57th St., Suite 4200

New York, New York 10019

Ladies and Gentlemen:

This letter (this “lock-up agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Fiserv, Inc., a Wisconsin corporation (the “Company”), New Omaha Holdings L.P., a Delaware limited partnership (the “Selling Shareholder”), and you as representative of a group of Underwriters named therein, relating to an underwritten public offering of common stock, $0.01 par value (the “Common Stock”), of the Company (the “Offering”).

In order to induce you and the Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representative, offer, sell, contract to sell, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of Common Stock of the Company (“Shares”) or any securities convertible into, or exercisable or exchangeable for such Common Stock (“Related Securities”), or publicly announce an intention to effect any such transaction, for a period from the date hereof until 30 days after the date of the Underwriting Agreement.

The foregoing restrictions shall not apply:

(i)	to the sale of the undersigned’s Shares pursuant to the Underwriting Agreement;

(ii)

to the transfer of Shares or Related Securities as a bona fide gift, or by will or intestate succession to a family member or to a trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned and/or a family member or to a charitable organization;

(iii)

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, to (1) transfers of Shares or Related Securities to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned or (2) distributions of Shares or Related Securities to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned;

(iv)	if the undersigned is a trust, to transfers to the beneficiary of such trust;

(v)	to transfers to any investment fund or other entity controlled or managed by the undersigned;

(vi)	to transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv);

(vii)

to transfers to the Company (1) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase Shares granted by the Company pursuant to any employee benefit plans or arrangements described in or filed as an exhibit to the registration statement with respect to the Offering, where any Shares received by the undersigned upon any such exercise will be subject to the terms of this lock-up agreement, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Shares or the vesting of any restricted stock awards granted by the Company pursuant to employee benefit plans or arrangements described in or filed as an exhibit to the registration statement with respect to the Offering, in each case on a “cashless” or “net exercise” basis, where any Shares received by the undersigned upon any such exercise or vesting will be subject to the terms of this lock-up agreement; provided that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, the reason for such disposition and that such transfer of Shares was solely to the Company;

(viii)

to transfers pursuant to an order of a court or regulatory agency (for purposes of this lock-up agreement, a “court or regulatory agency” means any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body, and any national securities exchange or similar self-regulatory body or organization, in each case of competent jurisdiction); provided that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, that such transfer is pursuant to an order of a court or regulatory agency;

(ix)

to transfers of Shares or Related Securities to the Company pursuant to the call provisions of existing employment agreements and equity grant documents; provided that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, the reason for such disposition and that such transfer of Shares or Related Securities was solely to the Company;

(x)	to transfers from an executive officer to the Company upon death, disability or termination of employment, in each case, of such executive officer;

(xi)	to transfers of Shares acquired in the Offering or in open-market transactions after the completion of the Offering;

(xii)

to transfers in response to a bona fide third party tender offer, merger, consolidation or other similar transaction made to or with all holders of securities involving a “change of control” (as defined below) of the Company occurring after the consummation of the Offering, that has been approved by the board of directors of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Shares shall remain subject to the terms of this lock-up agreement. For purposes of this clause (xii), “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 51% of total voting power of the voting stock of the Company;

(xiii)

to entry into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act for the transfer of Shares that does not in any case provide for the transfer of Shares during the lock-up period; or to the transfer Shares or Related Securities pursuant to a written plan in effect on the date hereof meeting the requirements of Rule 10b5-1 under the Exchange Act;

(xiv)

transfers to solely reflect a change in method of beneficial ownership by the undersigned of such Shares or Related Securities from direct through the Company’s transfer agent to indirect through a brokerage or similar account established for the benefit of the undersigned, provided that appropriate controls are imposed to provide reasonable assurance that the terms of this lock-up agreement are complied with; and

(xv)

the pledge, hypothecation or other granting of a security interest in Common Stock to one or more banks or financial institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such shares or thereafter, provided that the undersigned or the Company, as the case may be, shall provide the Representative prior written notice informing it of any public filing, report or announcement made by or on behalf of the Company or the undersigned with respect thereto;

Provided, further, that:

A.

in the case of any transfer or distribution pursuant to clauses (ii) through (vi) above, it shall be a condition to such transfer that each transferee executes and delivers to the Representative an agreement in form and substance satisfactory to the Representative stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this lock-up agreement and agrees not to sell or offer to sell such Shares and/or Related Securities, engage in any swap or engage in any other activities restricted under this lock-up agreement except in accordance with this lock-up agreement (as if such transferee had been an original signatory hereto);

B.

in the case of any transfer or distribution pursuant to clauses (ii) through (vi), (x), (xiii) and (xiv) above, prior to the expiration of the lock-up period no filing by any party (donor, donee, transferor or transferee) under the Exchange Act (other than those required pursuant to Section 13), or other public announcement reporting a reduction in beneficial ownership of Shares shall be required or shall be made voluntarily in connection with such transfer or distribution.

If for any reason (i) prior to entering into the Underwriting Agreement, the Selling Shareholder notifies the Representative in writing that the it does not intend to proceed with the Offering, (ii) the Company, the Selling Shareholder and the Representative have not entered into the Underwriting Agreement on or before September 18, 2020 or (iii) the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

[Signature Page Follows]

Yours very truly,

Name:
Address:

[Signature page to Lock-up Agreement]